Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-3 (No. 333-124601), and on Form S-8 (No. 333-141916) of KapStone Paper and Packaging Corporation of our report dated April 7, 2008 relating to the combined financial statements of the Kraft Business of MeadWestvaco Corporation, which appears in this Current Report on Form 8-K of KapStone Paper and Packaging Corporation dated July 2, 2008.

/s/ PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP
Richmond,Virginia
July 1, 2008